SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                       8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 19, 1999


                          AGOURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


California                         0-15609                    33-0061928
(State or other jurisdiction   (Commission                    (IRS Employer
of incorporation)               File Number)              Identification Number)

                          10350 North Torrey Pines Road
                           La Jolla, California 92037
                    (Address of principal executive offices)

                                 (619) 622-3000
              (Registrant's telephone number, including area code)


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Item 5.           Other Events.

         Effective November 10, 1998, the Board of Directors of Agouron Pharmaceuticals, Inc. (the "Company") amended its stockholder rights plan, to, among other things, (i) change the definition of an "Acquiring Person" to mean any person who becomes a beneficial owner of common shares representing twenty percent (20%) or more of the common shares then outstanding, and (ii) effect a two-for-one split of the rights with a corresponding adjustment of the purchase price therefor (reflecting the two-for-one split of the Company's common shares in August 1997) as more fully set forth (together with certain other modifications) in the form of the Amended and Restated Rights Agreement attached hereto as Exhibit 4.1.

Item 7.           Financial Statements and Exhibits.

(c)      Exhibits.

                  Exhibit Number

4.1 Amended and Restated Rights Agreement dated as of November 10, 1998 between Agouron Pharmaceuticals, Inc. and
         ChaseMellon Shareholder Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 1999

                          AGOURON PHARMACEUTICALS, INC.

                          By:    /S/ PETER JOHNSON
                                     Peter Johnson, President and
                                     Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.       Description                                               Page

4.1               Amended and Restated Rights  Agreement dated
                  as of  November  10,  1998  between  Agouron
                  Pharmaceuticals,    Inc.   and   ChaseMellon
                  Shareholder Services, L.O.C.